ABIGAIL ADAMS NATIONAL BANCORP, INC.
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN


1.   PURPOSE

     The purpose of this Employee Incentive Stock Option Plan (the "Plan") is to give officers and executive personnel ("key employees") of Abigail Adams National Bancorp, Inc. (The "Company") and The Adams National Bank (the "Bank") an opportunity to acquire shares of the common stock of the Company, $10.00, par value ("Common Stock") to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Company.

2.   ADMINISTRATION

     (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12(c) to a committee (the "Committee") appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 12(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of the Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised. This restriction does not apply to a member who receives awards during such period under a formula plan.

     (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine:
          (i) the key employees to whom awards hereunder shall be granted,
          (ii)the time or times at which such awards shall be granted,
          (iii) the form and amount of the awards, and
          (iv) the limitations, restrictions and conditions applicable to any such award.


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     In making such  determinations,  the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

     (e) NON-UNIFORM DETERMINATIONS. The Board's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.   AWARDS UNDER THE PLAN

     (a) FORM. Awards under the Plan may be granted in either or both the following forms:

          (i) Incentive Stock Options, as described in Section 4, and (ii) Stock Appreciation Rights, as described in Section 6.

     (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 3,329, subject to adjustment pursuant to Section 8. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Incentive Stock Options under the Plan, any Incentive Stock Options under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right with respect to which common stock is delivered to the key employee under Section 6(b)(ii)), without


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     being exercised,  in whole or in part, for any reason, the number of shares theretofore subject to such Incentive Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as an Incentive Stock Option under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Incentive Stock Option.

     (c) TEN PERCENT SHAREHOLDER. Notwithstanding any other provision herein contained, no key employee may receive an Incentive Stock Option under the Plan if such employee, at the time the award is granted owns (as defined in Section 424(d) of the Internal Revenue Code, as amended (the "Code")) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.


4.   INCENTIVE STOCK OPTIONS

     It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the following:

     (a) OPTION PRICES. The option price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

     (b) TERMS OF OPTIONS. No Incentive Stock Option shall be exercisable after the date, ten years, from the date such Incentive Stock Option is granted.

     (c) LIMITATION ON AMOUNTS. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year (under this


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     Plan or any other plan of the Company) shall not exceed $100,000.

5.   PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS

     (a) EXERCISE. Incentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such terms are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code or regulations thereunder.

     (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Incentive Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board at its discretion agrees to accept, in shares of Common Stock of the Company (the number of shares paid for each share subject to the Incentive Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock purchased, registered in the name of the optionee shall be delivered to the optionee.

     (c) CANCELLATION OF STOCK APPRECIATION RIGHTS. The exercise of any Incentive Stock Option shall cancel that number, if any, of Stock Appreciation Rights (as defined in Section 6) included in such Incentive Stock Options, which is equal to the excess of (i) the number of shares of Common Stock subject to Stock Appreciation Rights included in such Incentive Stock, over (ii) the number of shares of Common Stock which remain subject to such Incentive Stock Option after such exercise.

6.   STOCK APPRECIATION RIGHTS

     (a) AWARD. If deemed by the Board to be in the best interest of the Company, any Incentive Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of grant or thereafter while the Incentive Stock Option is outstanding.



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     (b) TERMS OF RIGHTS.  Stock  Appreciation  Rights  shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine, provided that:

          (i) LIMITATIONS. A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the Incentive Stock Option in which it is included is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to, but not later than, the expiration date of such Incentive Stock Option). Notwithstanding the preceding sentence, a Stock Appreciation Right is exercisable only when the fair market value of a share of Common Stock exceeds the option price specified in such Incentive Stock Option.

          (ii) SURRENDER OR EXCHANGE. A Stock Appreciation Right shall entitle the optionee to surrender to the Company unexercised the Incentive Stock Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in such Incentive Stock Option multiplied by the number of shares of Common Stock subject to the Incentive Stock Option, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check equal to the aggregate fair market value on the date on which the Stock Appreciation Right is exercised of that part or all of the shares of Common Stock the Company would otherwise be obligated to deliver.


     (c)  CASH SETTLEMENT RESTRICTION.

          (i) Notwithstanding Section 6(b), so long as the grantee of a Stock Appreciation Right is an officer of the Company, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check shall not apply unless such exercise occurs no less than six months after date of grant of the Right and either: (1) pursuant to the provisions of subsection (ii) below, or (2) during the period beginning on the third business day


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          following  the date of release by the Company for  publication  of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

          (ii) In the event that, pursuant to Section 9, the Company shall cancel all unexercised Incentive Stock Options as of the effective date of a merger or other transaction provided therein, or in the case of dissolution of the Company, then each Stock Appreciation Right held by an executive officer or director of the Company shall be automatically exercised for cash on such date within 90 days prior to the effective date of such transaction or dissolution as the Board shall determine and, in the absence of such determination, on the last business day immediately prior to such effective date.

7.   TRANSFERABILITY

     No Incentive Stock Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option or Stock Appreciation Right, or levy of attachment or similar process upon the Incentive Stock Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option or Stock Appreciation Right may be exercised only by a key employee during his or her lifetime, or pursuant to
     Section I I (c), by her/his or estate or the person who acquires the right to exercise such Incentive Stock Option or Stock Appreciation Right upon his or her death by bequest or inheritance.

8.   ADJUSTMENT PROVISIONS

     The aggregate number of shares of Common Stock with respect to which Incentive Stock Options and Stock Appreciation Rights may be granted, the aggregate number of shares of Common Stock subject to each outstanding Incentive Stock Option and Stock Appreciation Right, and the option price per share of each such Incentive Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through


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     reorganization,  recapitalization,  stock split-up,  stock  distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 8 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

9.   DISSOLUTION, MERGER AND CONSOLIDATION

     Except as otherwise provided in Section 6(c)(ii), upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Incentive Stock Option and Stock Appreciation Right granted hereunder shall expire as of the ninetieth (90th) day following the effective date of such event.

10.  EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE

     The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company; provided, however, that the adoption of the Plan is subject to such shareholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Incentive Stock Option or Stock Appreciation Right granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

     No grant or award shall be made under the Plan more than ten years from the earlier of the date of adoption of the Plan by the Board and shareholder approval hereof; provided, however, that the Plan and all Incentive Stock Options and Stock Appreciation Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

11.  TERMINATION OF EMPLOYMENT

     (a) Each Incentive Stock Option and Stock Appreciation Right shall, unless sooner expired pursuant to Section 11(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof and the expiration date set forth in the applicable option agreement,


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     (b) The nonvested  portion (if any) of an Incentive  Stock Option and Stock
     Appreciation Right shall expire on the first to occur of the applicable date set forth in paragraph (a) of this Section 11 and the date that the employment of the key employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex- employee to exercise Incentive Stock Options or Stock Appreciation Rights during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Board permit an ex-employee to exercise an Incentive Stock Option or Stock Appreciation Right after the expiration date contained in the agreement evidencing such Incentive Stock Option or Stock Appreciation Right. Notwithstanding the preceding provision of this paragraph, if the Board permits an ex-employee to exercise Incentive Stock Options or Stock Appreciation Rights during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options or Stock Appreciation Rights shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Company and the ex-employee.

     (c) If the employment of a key employee with the Company terminates by reason of disability (as defined in Section 422(c)(9) of the Code as determined by the Board) or by reason of death, his or her Incentive Stock Options and Stock Appreciation Rights, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 11 and the first anniversary of such termination of employment.

12.  MISCELLANEOUS

     (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Incentive Stock Option shall impose no obligation upon an optionee to exercise such Incentive Stock Option.



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     (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Incentive Stock Option or Stock Appreciation Right granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company (except to the extent provided in Section 8 hereof):

          (i) Materially increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8;
          (ii) Materially modify the class of eligible employees under the Plan;
          (iii) Materially increase benefits to any key employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or (iv) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

     No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Incentive Stock Option or Stock Appreciation Right without the consent of the holder hereof.

     (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Incentive Stock Options will be used for general corporate purposes.

     (e) WITHHOLDING TAXES. Upon the exercise of any Incentive Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     Upon the disposition of any Common Stock acquired by the exercise of an Incentive Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.


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     (f) RIGHT TO  TERMINATE  EMPLOYMENT.  Nothing in the Plan or any  agreement entered into pursuant to the Plan shall confer upon any key employee or other optionee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such key employee or other optionee.

     (g) RIGHTS AS A SHAREHOLDER. No optionee shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

     (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (I) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave of absence.

     (i) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

          (i) If the Common Stock is actively traded on the over-the-counter market, the average of the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date;

          (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

          (iii)  If  the  Common  Stock  is  neither   actively  traded  on  the
          over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.


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     (j) NOTICES.  Every direction,  revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (k) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options and Stock Appreciation Rights granted hereunder shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

     (1) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Incentive Stock Option or Stock Appreciation Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.


This plan is adopted this day _______ by Abigail Adams National Bancorp, Inc.


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                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

An Incentive Stock Option ("Option") is hereby granted by Abigail Adams National Bancorp, Inc. (The "Company"), to the Key Employee named below ("Optionee"), for and with respect to common stock of the Company, $10.00 par value per share ("Common Stock"), subject to the following terms and conditions:

1. Subject to the provisions set forth herein and the terms and conditions of The Adams National Bank Employee Incentive Stock Option Plan ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to
     Optionee:

     (a) an option intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code ("Code") as amended and regulations issued thereunder to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below; and

     (b) Name of Optionee:
         Number of Shares
         Subject to Option:                           shares
         Option Price per Share:                     $ 23.78
         Date of Grant:                     January 23, 1996

         Expiration Date:                   January 22, 2006

2. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by her/his execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

     If Optionee's employment with the Company is terminated for any reason, other than for death or disability, the nonvested portion (if any) of the Option shall expire on the date of termination of employment. The Options granted by this agreement shall become one hundred percent (100%) vested at the date of grant. Such vested portion of the Options shall expire three
     (3) months from the date of termination of employment. If Optionee's employment with the Company is terminated due to her/his disability or death, the Option shall expire on the earlier


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     of the first anniversary of such termination of employment and the date the
     Option expires in accordance with its terms. During such periods the Option may be exercised by Optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Optionee had continued in employment during such period and the Option shall be canceled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the Option, or a portion thereof, is exercisable by her/him, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Option under Optionee's will, or by her/his executors personal representatives or distributees, with respect to the number of shares of Common Stock which Optionee could have purchased hereunder on the date of her/his death and the Option shall be canceled with respect to all remaining shares of Common Stock.

     Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or her/his personal representative in the event of Optionee's death, (I) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

3. The Option may be exercised only by Optionee during her/his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

4. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full.

5. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

6. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

7. The Option and this agreement shall be construed, administered and governed in all respects under and by the laws of Delaware to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.


                                          ABIGAIL ADAMS NATIONAL BANCORP, INC.

                                          By: ___________________________

     The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

                                                   ---------------------------
                                                      Key Employee